UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2006
Coinmach Service Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32359	20-0809838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York	11803

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (516) 349-8555
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

INFORMATION TO BE INCLUDED IN REPORT
Item 8.01. Other Events.
     Coinmach Corporation, a Delaware corporation (the “Company”), is a wholly-owned subsidiary of Coinmach Service Corp., a Delaware corporation.
     On February 1, 2006 (the “Redemption Date”), the Company completed the redemption (the “Redemption”) of all of its outstanding 9% senior notes due 2010 (the “Notes”). Holders of the Notes received a redemption payment equal to 104.500% of the principal amount of Notes, together with the semi-annual interest payment due on the Redemption Date, for a total redemption payment of $1,090.00 per each $1,000 principal amount of Notes. The aggregate principal amount outstanding of the Notes immediately prior to the redemption was $324,500,000.
     As a result of the Redemption, the Company will no longer file periodic reports with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Service Corp.
Date: February 2, 2006	By:	/s/ Robert M. Doyle
Robert M. Doyle
Chief Financial Officer, Senior Vice President, Secretary and Treasurer